Exhibit 10.1

LENDING CLUB CORPORATION RABBI TRUST AGREEMENT

Lending Club Corporation, a Delaware corporation (the “Company”) and Wells Fargo Bank, National Association (“Trustee”) have as of September 12, 2016 (“Effective Date”), entered into this grantor trust agreement (“Trust Agreement”), established under the Lending Club Corporation 2016 Cash Retention Bonus Plan adopted by the Company on May 25, 2016 and the participation letters thereunder (the “Plan”), as herein set forth.

WHEREAS, the Company has entered into, and from time to time may enter into, contractual arrangements (the “Contracts”) with certain individuals that have been designated by the Company to receive retention and/or severance payments funded through the Trust;

WHEREAS, such Plan and Contracts are listed in Exhibit A to this Trust Agreement;

WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan and/or the Contracts with respect to the individuals participating in such Plan and/or Contracts (the “Participants and Beneficiaries”);

WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Participants and their Beneficiaries in such manner and at such times as specified in the Plan and/or the Contracts;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan and/or Contracts;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust

(a)
The Company hereby deposits with the Trustee in the Trust the amount listed on Exhibit B the aggregate amount of retention bonuses payable under the Plan and/or Contracts, which together with any amounts subsequently contributed to the trust shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. If additional plans and/or contracts are added, this Trust Agreement shall be amended and the Company shall deposit additional amounts with the Trustee in the Trust to meet the amounts payable to such new Participants (and their Beneficiaries) under the added plans and/or contracts.

(b)	The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change in Control as defined herein.

(c)
The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

(d)
The principal of the Trust, and any earnings thereon (the “Trust Fund”) shall be held separate and apart from the Company's other funds and shall be used exclusively for the uses and purposes of the Participants and Beneficiaries and the Company's general creditors as herein set forth. The Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and/or Contracts and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(e)
The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or Beneficiary shall have any right or duty to compel such additional deposits or determine the sufficiency thereof.

Section 2. Payments to the Participants and Beneficiaries

(a)
The entitlement of a Participant and Beneficiary to benefits under the Plan and/or Contracts shall be determined by the Company or such party as it shall designate under the Plan and/or Contracts, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan and/or Contracts. The Company shall have the sole responsibility for determining the eligibility of any Participant and Beneficiary for benefits and for determining the amount of benefits payable.

(b)
The Company will deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Participants and Beneficiaries, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan and/or Contracts) and the time of commencement for payment of such amounts. The Company shall be responsible for notifying the Trustee in writing of any change in the information on the Payment Schedule and, subject to Section 2(d), the Company may amend the Payment Schedule to add additional Participants and Beneficiaries, increase the amount credited on behalf of a Participant or Beneficiary, to account for accelerated payment of benefits under the Plan and/or Contracts, or to remove Participants who have forfeited amounts under the Plan in accordance with the terms of the Plan and/or Contracts. Any such forfeited amounts will be returned to the Company (so long as the remaining assets in the Trust are sufficient to pay all benefits thereunder).

(c)
If timely indicated by the Company to the Trustee in writing prior to any applicable payment date and provided that the Company enters into a paying agent agreement with the Trustee (in a form mutually acceptable to the Trustee and the Company), the Trustee shall timely remit payments to the Company prior to the payment date(s) set forth on the Payment Schedule most recently provided to it by the Company and the Company shall make such payments to the Participants and Beneficiaries. The Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and/or Contracts and shall pay amounts withheld to the appropriate taxing authorities. Provided that the Trustee has timely remitted the payments to the Company, the Company shall indemnify and hold harmless the Trustee from any and all liability to which the Trustee may become subject due to the Company’s failure (i) to properly withhold and/or remit amounts due with respect to any applicable taxes relating to payments under the terms of the Plan and/or Contracts or (ii) to pay benefits to Participants and Beneficiaries in connection with the Trust.

(d)
Notwithstanding anything herein to the contrary, if a Change in Control occurs, the Company may only amend the Payment Schedule to reflect the termination of a participant’s employment under the Plan and/or Contracts and the consequences of that termination of employment (either acceleration or forfeiture) must be determined in accordance with the terms of the Plan and the award agreements thereunder and/or the Contracts, in each case, as are in effect on the date of the Change in Control.

(e)
The Company may make payment of benefits directly to the Participants or their Beneficiaries as they become due under the terms of the Plan and/or Contracts. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Participants or their Beneficiaries. The Company may direct the Trustee to reimburse the Company for payments made directly by the Company to Participants or their Beneficiaries and shall provide the Trustee with such documentation to evidence those direct payments as the Trustee may reasonably request and the Trustee will reimburse such amounts within fifteen (15) days following receipt thereof. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan and/or Contracts, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient

(f)
If at any time the Trust is finally determined by the Internal Revenue Service (the “IRS”) not to be a "grantor trust" with the result that the income of the Trust Fund is not treated as income of the Company pursuant to Sections 671 through 679 of the Code, or if a tax is finally determined by the IRS to be payable by the Participant or his Beneficiaries with respect to his interest in the Plan and/or Contracts or the Trust Fund prior to payment of such interest to such participant or beneficiary, then the Trust shall immediately terminate. Any remaining assets (less any expenses or costs due under Section 9 of this Trust Agreement) shall then be paid by the Trustee to the Company in such amounts, and in the manner instructed by the Company.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent

(a)
The Trustee shall cease payment of benefits to the Company to pay to Participants and their Beneficiaries if the Company is "Insolvent". The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)
At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)
The Company's Board of Directors, any authorized member thereof or any executive officer delegated with specific responsibility by the Board of Directors, in each case acting in such capacity, shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company notifies the Trustee that the Company has become Insolvent, the Trustee shall provide the Board of Directors with a copy of such writing and absent the Company's provision of an independent expert's opinion satisfactory to the Trustee that the Company is not Insolvent, the Trustee shall discontinue payment of benefits to the Participants or their Beneficiaries.

(2)
Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from a member of the Company's Board of Directors or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.

(3)
If at any time the Trustee has received a written notice containing information or allegations described in Section 3(b)(1) that the Company is Insolvent, the Trustee shall discontinue payments to the Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan and/or Contracts or otherwise.

(4)
The Trustee shall resume the payment of benefits to the Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after it has been demonstrated to the Trustee's satisfaction that the Company is not Insolvent (or is no longer Insolvent).

(c)
Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their Beneficiaries under the terms of the Plan and/or Contracts for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Payments to the Company

Except as provided in Section 2 or 3 hereof, after the Trust has become irrevocable the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Participants and their Beneficiaries pursuant to the terms of the Plan and/or Contracts.

Section 5. Investment Authority

(a)
The Company shall have the right, subject to this Section, to direct the Trustee with respect to investments. The Company shall have the power in investing and reinvesting the Trust Fund in its sole discretion to direct the Trustee to take any of the actions set forth in this Section 5(a). Prior to issuing any such directions, the Company shall certify to the Trustee the person(s) at the Company or its agent who have the authority to issue such directions.

(1)
To segregate all or a portion of the Trust Fund in a separate investment account or accounts. The Company may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts; provided, however that in no event is the Company required to appoint any such investment manager or investment committee;

(2)
To invest and reinvest in any readily marketable common and preferred stocks (including any stock or security of the Company), bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimus amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds, without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;

(3)	To invest and reinvest all or any portion of the Trust Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(4)
To commingle for investment purposes all or any portion of the Trust Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(5)	To retain any property at any time received by the Trustee;

(6)
To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(7)
To oppose, consent to or participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(8)
To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(9)	To extend the time of payment of any obligation held by it;

(10)
To hold any moneys received by it without investing such money, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(11)	To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

(12)	For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(13)
To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Trust Fund to the extent not paid by the Company;

(14)
To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(15)
To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(16)	To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(17)
To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others;

(18)	Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust Fund;

(19)
To invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions;

(20)
To exercise all rights associated with respect to any investment held by the Trust, including but not limited to, exercising or voting of proxies, in person or by general or limited proxy, shall be in accordance with and as directed in writing by the Company or its authorized representative.

(b)
From time to time, the Company may appoint one or more investment managers or an investment committee who shall have investment management and control over a portion of the assets of the Trust. In the event the Company does appoint any such investment manager or investment committee, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee in writing. Such investment manager or investment committee shall direct the Trustee as to the investment of assets and any voting, tendering and other appurtenant rights of all securities held in the portion of the Trust over which the investment manager or investment committee is appointed. Thereafter, the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property. Notwithstanding anything in this Trust Agreement to the contrary, the Trustee shall be indemnified and held harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or investment committee or for failure to act in the absence of directions of an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

(c)
The Company may delegate to the Trustee the responsibility to manage all or a portion of the Trust if the Trustee agrees to do so in writing. Upon written acceptance of that delegation, the Trustee shall have the full power and authority to invest and reinvest the Trust in investments as provided herein, subject to any investment guidelines provided by the Company.

(d)
The Company shall have the right at any time, and from time to time in its sole discretion to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any assets held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Section 6. Disposition of Income
During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be returned to the Company.

Section 7. Accounting by the Trustee

The following provisions shall apply to the records and accounting for the Trust:

(a)
The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within thirty (30) days following the close of each calendar quarter and within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such quarter or as of the date of such removal or resignation, as the case may be. If the fair market value of an asset in the Trust Fund is not available when necessary for accounting or reporting purposes, the fair value of the asset shall be determined in good faith by the Company, assuming an orderly liquidation at the time of such determination. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

(b)	The Trustee’s accounting, if not objected to within ninety (90) days from the date of filing such annual, quarterly or other account, shall be deemed accepted by the Company.

(c)	The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration thereof and at least for any period required by applicable law.

Section 8. Responsibility of the Trustee

(a)
The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company's Board of Directors which is contemplated by, and in conformity with, the terms of the Plan and/or Contracts or this Trust Agreement and is given in writing by the Company's Board of Directors and the Company shall indemnify and hold harmless the Trustee, its officers, employees and agents from and against all liabilities, losses and claims (including reasonable attorney’s fees and costs of defense) for actions taken or omitted by the Trustee in accordance with the terms of this Trust Agreement. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)
If the Trustee undertakes or defends any administrative, adversarial or other litigation or proceeding arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including without limitation, reasonable attorney's fees and expenses) relating thereto and the Company shall be primarily liable for such payments. The Company will, upon notice, pay monthly in arrears to or on behalf of the Trustee, all reasonable attorneys’ fees and expenses incurred by the Trustee. If the Company does not pay such costs, reasonable expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without notice to any party. This indemnification and any other hold harmless provisions in this Trust Agreement shall survive the termination of this Trust Agreement.

(c)
Provided that the Trustee gives advance written notice to the Company, the Trustee may consult with legal counsel (who may also, but need not, be counsel for Company) generally with respect to any of its duties or obligations hereunder.

(d)
Provided that the Trustee gives advance written notice to the Company, the Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)	Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

(f)
Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

Section 9. Compensation and Expenses of Trustee

The Trustee’s compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid within thirty (30) days of being invoiced, the fees and expenses shall be paid from the Trust.

Section 10. Resignation and Removal of Trustee

(a)	The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b)
The Trustee may be removed by the Company on sixty (60) days written notice or upon shorter written notice accepted by the Trustee; provided, however that upon a Change in Control, the Trustee may not be removed by the Company for one (1) year.

(c)
Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) business days after receipt of notice of successor trustee’s acceptance of appointment.

(d)
If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. For purposes of this section, a successor Trustee may not be an affiliate of the Company. An affiliate of the Company includes any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the Company.

Section 11. Appointment of Successor

(a)
If the Trustee resigns (or is removed) in accordance with Section 10(a) or (b) hereof, the Company may appoint a third party which shall be a nationally recognized bank trust department or other financial institution that may be granted corporate trustee powers under federal or state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets upon transfer of same to the new trustee. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

(b)
The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all the rights and powers of the former trustee, including ownership rights in Trust assets upon transfer of same to the new trustee. The former trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

Section 12. Amendment or Termination

(a)
This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan and/or Contracts or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b)
The Trust shall not terminate until the date on which the Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan and/or Contracts. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company (less any expenses or costs due under Section 9 of this Trust Agreement). Such remaining assets shall be paid by the Trustee to the Company in such amounts and in the manner instructed by the Company, whereupon the Trustee shall be released and discharged from all obligations hereunder.

(c)
Upon written approval of Participants or Beneficiaries entitled to payment of unpaid benefits pursuant to the terms of the Plan and/or Contracts, the Company may terminate this trust prior to the time all benefit payments under the Plan and/or Contracts have been made. All assets in the trust at termination (less any expenses or costs due under Section 9 of this Trust Agreement) shall be returned to the Company.

(d)	Notwithstanding anything contained herein to the contrary, Section 2 and Section 4 of this Trust Agreement may not be amended by the Company for one (1) year following a Change in Control.

Section 13. Code § 409A

The Company and the Trustee agree to negotiate in good faith in an effort to have the Trust Fund be exempt from or comply with Section 409A of the Code including, if necessary, amending this Trust Agreement based on further guidance issued by the Internal Revenue Service from time to time.

Section 14. Change in Control.

For purposes of this Trust Agreement, Change of Control shall have the meaning set forth in the Plan.

Section 15. Miscellaneous

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)
Benefits payable to the Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)	This Trust Agreement shall be governed by and construed in accordance with the laws of the State of California.

(d)
This Trust Agreement shall be binding on, and the powers granted to the Company and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Company and the Trustee. Any corporation that succeeds to substantially all of the business of the Trustee by merger, consolidation, purchase or otherwise shall upon succession and without appointment or other action by the Company be and become successor Trustee hereunder.

(e)
Any communication to the Trustee, including any notice, direction, designation, certification, order, instruction or objection shall be in writing and signed by the person authorized under the Plan and/or Contracts or the Trust Agreement to govern same. The Trustee shall be fully protected and indemnified by the Company in acting in accordance with such written communications. If a provision of this Agreement requires that a communication or document be provided to the Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if the Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Company. If this Trust Agreement requires that a communication or document be signed, an electronic signature satisfies that requirement. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender’s name or electronic address appears as part of, or is transmitted with, the electronic record. The Trustee will not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document. Nor shall the Trustee incur any liability in executing instructions from any person or entity authorized to act on behalf of the Company prior to receipt by it of notice of the revocation of the written authority of such person or entity.

In addition, any notice required or permitted to be given hereunder shall be deemed given if written and hand delivered, mailed, postage prepaid, certified mail, return receipt requested or transmitted by facsimile to the Company or the Trustee at the following address or such other address as a party may specify:

(i)    if to the Company:

Facsimile No. ________________________________________

Attn: General Counsel

(ii)    if to the Trustee:

Facsimile No. ________________________________________

Attn: Account Officer for Lending Club Rabbi Trust

(f)
Any obligation of the Company and/or the Trust to pay the Trustee amounts pursuant to any provision of this Trust Agreement shall survive any amendment or termination hereof or the Trustee's resignation or removal.

Section 16. Effective Date.
The effective date of this Trust Agreement shall be September 12, 2016.

Section 17. Confidentiality

This Trust Agreement and certain information relating to the Trust is "Confidential Information"
pursuant to applicable federal and state law, and as such it shall be maintained in confidence and not disclosed, used or duplicated, except as described in this Section. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder and the Company has authorized the Trustee to do so, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee and the Company shall maintain appropriate information security programs and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the other party as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Information shall be returned to the disclosing party upon request. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the disclosing party, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the receiving party is required by law, according to the advice of competent counsel, to disclose Confidential Information, the receiving party may do so without breaching this Section, but shall first, if feasible and legally permissible, provide the disclosing party with prompt notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section.

[Signature Page Follows]

IN WITNESS WHEREOF the Company and the Trustee have signed this Trust Agreement as of the date first written above.

LENDING CLUB CORPORATION

By: ____________________________________________

Title: ____________________________________________
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: ____________________________________________

Title: ____________________________________________

Exhibit A
PLAN AND CONTRACTS
The following Plan is covered by this Trust Agreement:
Lending Club Corporation 2016 Retention Bonus Plan
The following Contracts are covered by this Trust Agreement:
None.

Exhibit B
TRUST DEPOSIT
The Company shall contribute $17,140,000 to the Trust for payment under the Plan in accordance with the Trust Agreement.